EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement on Form S-8, relating to the 1996 Stock Option Plan of our report dated January 18, 1996, except as to Note 1, as to which the date is July 24, 1996, with respect to the financial statements and schedules of TV Filme, Inc. in the Registration on Form S-1 (No. 333-4512), as amended, and related Prospectus of TV Filme, Inc., filed with the Securities and Exchange Commission.

                                           ERNST & YOUNG LLP

                                           AUDITORES INDEPENDENTES S.C.

Sao Paulo, Brazil
December 13, 1996